Exhibit 32
WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer, the Executive Vice President Accounting, Administration and Corporate Secretary, and the Chief Financial Officer of Washington Real Estate Investment Trust (“WRIT”), each hereby certifies on the date hereof, that:

(a)
the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WRIT.

DATE:	July 31, 2013	/s/ George F. McKenzie
George F. McKenzie
Chief Executive Officer

DATE:	July 31, 2013	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President
Accounting, Administration and Corporate Secretary
(Principal Accounting Officer)

DATE:	July 31, 2013	/s/ William T. Camp
William T. Camp
Chief Financial Officer
(Principal Financial Officer)